EXHIBIT 8.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

September 28, 2010	Main Tel +1 312 782 0600
Main Fax +1 312 701 7711
www.mayerbrown.com

Hyundai ABS Funding Corporation
3161 Michelson Drive, Suite 1900
Irvine, California 92612

Re:	Hyundai ABS Funding Corporation
Registration Statement on Form S-3
Registration No. 333-168518

Ladies and Gentlemen:

We have acted as special tax counsel to Hyundai ABS Funding Corporation (the “Company”), a Delaware corporation, in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-168518, together with the exhibits and amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the rules or regulations promulgated thereunder, for the registration under the Act of asset backed notes (the “Notes”), issued by a Delaware statutory trust to be formed by the Company pursuant to a trust agreement between the Company and a trustee (the “Issuing Entity”).  The Notes will be issued pursuant to an Indenture between the Issuing Entity and an indenture trustee.  Capitalized terms used herein without definition herein have the meanings set forth in the Registration Statement.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of Interest Rate Swap Agreement and the form of Owner Trust Administration Agreement (collectively, the “Operative Documents”).

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that the statements set forth in the Base Prospectus and the Prospectus Supplement forming part of the Registration Statement under the headings “Summary of Terms—Tax Status” and “Material Federal United States Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions relating to the federal tax laws of the United States, and subject to the assumptions, qualifications, limitations and exceptions set forth in the discussion under the foregoing headings, are the opinion of Mayer Brown LLP.

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian partnership.

September 28, 2010

In addition, the opinion expressed above is subject to the following assumptions, qualifications, limitations and exceptions:

The law covered by this opinion is limited to the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations and the legislative history as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.  We express no opinion as to the laws of any other jurisdiction and, unless otherwise specified, no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP